UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

March 14, 2007

QUINTANA MARITIME LIMITED

(Exact name of registrant as specified in its charter)

Marshall Islands	000-51412	98-0454094
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Quintana Maritime Limited

c/o Quintana Management LLC

Pandoras 13 & Kyprou Street

166 74 Glyfada

Greece

(Address of principal executive office)

011-30-210-898-6820

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 14, 2007, the Company executed an amendment (the “Amendment”) to its 8.25 year, $735 million senior secured revolving credit facility, with Fortis Bank as arranger and the other banks named therein as lenders. A copy of the Amendment is included as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The material terms of the Amendment were:

•	To increase the maximum available amount for borrowing to $865 million;

•	To reschedule the quarterly commitment reductions as follows:

•	Two reductions of $14.5 million each, beginning on July 1, 2007, followed by

•	Four reductions of $18 million each, followed by

•

23 reductions of $15 million each, with the final reduction occurring on the maturity date together with a balloon reduction equal to the lesser of $419 million or remaining amounts outstanding under the facility.

•	To waive compliance with the minimum-liquidity covenant through December 31, 2007.

In addition, the Amendment contained customary representations and warranties made by the Company to its lenders. Except as specified in the Amendment, the credit facility remains in full force and effect.

Item 9.01	Financial Statements and Exhibits

10.1	Supplemental Agreement to Loan Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUINTANA MARITIME LIMITED

By:	/s/ Steve Putman
Steve Putman
Vice President and General Counsel

Dated: March 19, 2007

EXHIBIT INDEX

10.1	Supplemental Agreement to Loan Agreement